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                                                                 EXHIBIT 2.08(b)

                                October 10, 2002

Spire Capital Partners, L.P.
Spire Investment, L.L.C.
Waller-Sutton Media Partners, L.P.
Other former stockholders of iNNERHOST, Inc.
c/o Spire Capital Management
30 Rockefeller Plaza, Suite 4200
New York, NY 10112
Attention:  Richard H. Patterson

Re:   Agreement and Plan of Merger dated as of August 30, 2002 by and among
Interland, Inc., PantherCub Acquisition Corporation, iNNERHOST, Inc. (the "Company") and the former stockholders of the Company (collectively, the "Stockholders")

Dear Stockholders:

         Capitalized terms used in this letter that are not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement.

         Based on the performance of the Company's business during the first two months of the Calculation Period, Interland hereby agrees to cause all of the Purchase Price to be deemed earned as of the date hereof, without forfeiture, so that the Investor Stockholders shall be entitled to retain all of the Forfeiture Shares and the Other Stockholders shall be entitled to retain all of the Forfeiture Cash. Interland shall cause the Stockholders' Representative to distribute the Forfeiture Cash to the Other Stockholders and the Forfeiture Shares to the Investor Stockholders on or before November 30, 2002 in accordance with the terms of the Merger Agreement. Accordingly, Section 2.7(b)(ii), Section 2.7(d), Section 2.7(f) and Sections 6.1 and 6.4 of the Merger Agreement are hereby terminated, the proviso in the last sentence of Section 2.7(b)(i) is hereby amended consistent with the previous sentence of this letter, and the term "Forfeiture Date," as used in Section 2.7(c)(iii)(B) shall mean the date hereof.

         Except as amended hereby, the Merger Agreement remains in full force and effect.

         Please acknowledge your acceptance and agreement with the terms of this letter by executing in the space provided below. A facsimile of your signatures on this letter shall have

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the same legal effect as an original thereof, and multiple counterparts of your acknowledgements to this letter shall be deemed to constitute one original agreement.


                                             Very truly yours,

                                             INTERLAND, INC.

                                             By: /s/ Allen L. Shulman
                                                ----------------------------
                                             Name: Allen L. Shulman
                                                  --------------------------
                                             Title: General Counsel V.P. and
                                                    Corporate Secretary
                                                    ------------------------
                                             iNNERHOST, INC.

                                             By: /s/ Allen L. Shulman
                                                ----------------------------
                                             Name: Allen L. Shulman
                                                  --------------------------
                                             Title: President
                                                   -------------------------

Acknowledged and agreed to
this ____ day of October, 2002:

SPIRE CAPITAL PARTNERS, L.P.

By:      Spire Capital Partners, L.L.C.,
         its General Partner

By: /s/ Richard H. Patterson
   ---------------------------------------
    Name: Richard H. Patterson
         ---------------------------------
    Title: Managing Member
          --------------------------------

SPIRE INVESTMENT, L.L.C.

By: /s/ Richard H. Patterson
   ---------------------------------------
    Name: Richard H. Patterson
         ---------------------------------
    Title: Managing Member
          --------------------------------

WALLER-SUTTON MEDIA
PARTNERS, L.P.

By:      Waller-Sutton Media, L.L.C.,
         Its General Partner

By: /s/ Richard H. Patterson
   ---------------------------------------
    Name: Richard H. Patterson
         ---------------------------------
    Title: Managing Member
          --------------------------------

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/s/ Luis Navarro                             /s/ Wilfred Navarro
--------------------------------             -------------------------------
LUIS NAVARRO                                 WILFRED NAVARRO


/s/ Jose Gonzalez                            /s/ Alex Gonzalez
--------------------------------             -------------------------------
JOSE GONZALEZ                                ALEX GONZALEZ


/s/ Hecktor Rivera                           /s/ Suresh Ganesh
--------------------------------             -------------------------------
HECKTOR RIVERA                               SURESH GANESH


/s/ David Meynarez                           /s/ Wayne Wisehart
--------------------------------             -------------------------------
DAVID MEYNAREZ                               WAYNE WISEHART


/s/ Roniel Rodriguez                         /s/ Louis Cires
--------------------------------             -------------------------------
RONIEL RODRIGUEZ                             LOUIS CIRES